UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019

GH CAPITAL INC.

(Exact name of registrant as specified in its charter)
Florida	000-55798	38-3955212
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Biscayne Boulevard, Suite 2790 , Miami, FL		33131
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 714- 9397

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year

On March 31, 2019, the majority shareholder of the issued and outstanding shares of common stock and Series A Preferred Stock of GH Capital, Inc., (the “Company”) approved the increase of its authorized shares of common stock of the Company from 490,000,000 to 5,000,000,000 with no par value (the “Increase of Authorized Stock”). On the same day, the Board of Directors adopted the resolution to amend its Articles of Incorporation to affect the Increase of Authorized Stock.

The Company filed Articles of Amendment (the “Amendment”) to Articles of Incorporation with Florida’s Secretary of State and requested an effective date of May 1, 2019 for the Increase of Authorized Stock. On May 15, 2019, the Company received a filed and stamped copy of the Amendment from the Secretary of State of Florida, with an effective date of May 1, 2019 for the Increase of Authorized Stock.

Section 8 - Other Events

Item 8.01 Other Events.

On March 22, 2019, the Company announced its intention to purchase Zeni Payments, Inc., a Nevada based fintec credit card payment processing payment provider. At this time, Management has ceased pursuing any formal transaction with Zeni Payments, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GH Capital, Inc.
(Registrant)
Date:	May 23, 2019
		By:	/s/ William Bollander
		Name:	William Bollander
		Title:	Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors